Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 23, 2017, with respect to the financial statements and supplemental schedule included in the Annual Report of Brunswick Retirement Savings Plan on Form 11-K for the year ended December 31, 2016. We consent to the incorporation by reference of said report in the Registration Statement of Brunswick Corporation in Forms S-8 (File No. 333-77457 and File No. 333-112877).

/s/ Grant Thornton LLP

Chicago, Illinois
June 23, 2017

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-77457 and 333-112877 on Form S-8 of Brunswick Corporation of our report dated June 23, 2016 appearing in this Annual Report on Form 11-K of The Brunswick Retirement Savings Plan for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 23, 2017

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 23, 2017, with respect to the financial statements and supplemental schedule included in the Annual Report of Brunswick Rewards Plan on Form 11-K for the year ended December 31, 2016. We consent to the incorporation by reference of said report in the Registration Statement of Brunswick Corporation in Forms S-8 (File No. 333-77457 and File No. 333-112878).

/s/ Grant Thornton LLP

Chicago, Illinois
June 23, 2017

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-77457 and 333-112878 on Form S-8 of Brunswick Corporation of our report dated June 23, 2016 appearing in this Annual Report on Form 11-K of The Brunswick Rewards Plan for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
June 23, 2017